Exhibit 99.1

Contact:	Mark Kochvar Chief Financial Officer 800 Philadelphia Street Indiana, PA 15701 724-465-4826 mark.kochvar@stbank.net www.stbancorp.com

FOR IMMEDIATE RELEASE

October 23, 2012

S&T Bancorp, Inc. Announces Third Quarter 2012 Results

Indiana, Pennsylvania – October 23, 2012 – S&T Bancorp, Inc. (NASDAQ: STBA), a full-service financial institution with office locations in 11 Pennsylvania counties, has announced its third quarter 2012 results.

Todd D. Brice, president and chief executive officer of S&T Bancorp, Inc., offered the following highlights:

•

Third quarter earnings improved to $12.6 million compared to $8.6 million in the second quarter of 2012 and $12.2 million in the third quarter of 2011. Diluted earnings per common share of $0.43 compared to $0.30 in the second quarter of 2012 and $0.44 in the third quarter of 2011.

•	The merger with Gateway Bank of Pennsylvania was completed on August 13, 2012 adding $100 million of loans and $105 million of deposits.

•

Asset quality metrics showed improvement from the prior quarter, including significantly reduced net loan charge-offs of $2.7 million compared to $8.2 million in the second quarter of 2012 and $8.0 million in the third quarter of 2011.

“Our third-quarter results show continued stabilization in our loan portfolio, both in terms of growth and asset quality. We have seen a lift in organic lending activity which should help us to offset the pressures that we have experienced from payoffs in our loan portfolio,” said Todd Brice, president and chief executive officer of S&T Bancorp, Inc. “We are also excited about our partnership with Gateway Bank which closed this quarter as it extends our footprint into a vibrant Washington County market. In addition, we are adding some very experienced bankers to our team who will benefit by having access to an expanded mix of products and services as well as increased lending limits.”

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S&T Earnings Release – 2

S&T Bancorp, Inc. Announces Third Quarter Earnings (continued)

Merger Activity

On August 13, 2012, Gateway Bank of Pennsylvania, now Gateway Bank, was acquired by S&T Bancorp, Inc. Gateway Bank has a branch in McMurray and a branch in Cranberry Township, adding approximately $100 million of loans and $105 million of deposits. Gateway Bank will merge into S&T Bank in the first quarter of 2013. The third quarter of 2012 results included one-time merger related expenses of $0.6 million, or $0.01 per share.

Year-to-date merger expenses approximate $5.3 million, or $0.12 per share, as a result of both the Mainline and Gateway Bank mergers. Combined, these two mergers have added approximately $230 million of loans and $310 million of deposits and expanded our branch network by 10 locations.

Net Interest Income (FTE)

Net interest income was unchanged at $34.9 million for both the second and third quarters of 2012 and the third quarter of 2011. Our net interest margin continues to be impacted by the low interest rate environment, declining to 3.50% as compared to 3.57% in the prior quarter and 3.76% in the third quarter of 2011. Total average interest-earning assets increased this quarter by $39.8 million, primarily the result of the Gateway acquisition. The decline in net interest margin this quarter is due to the yield on loans decreasing 15 basis points from the second quarter of 2012 to 4.52% as the rates on new loans are lower than the rates on loans being replaced from early payoffs and normal amortization. The decline in our cost of funds this quarter to 0.70% from 0.77% in the second quarter was not sufficient to offset the decline in loans. The improvement in our cost of funds was primarily due to lower offered rates on maturing certificates of deposit and an improved deposit mix.

Asset Quality

Asset quality metrics improved from the prior quarter, with nonperforming assets (NPAs) of $67.6 million or 2.06% of total loans plus OREO compared to $72.0 million or 2.25%

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S&T Earnings Release – 3

S&T Bancorp, Inc. Announces Third Quarter Earnings (continued)

in the second quarter of 2012. NPAs were $65.2 million or 2.08% of total loans plus OREO in the same period a year ago. Net charge-offs for the third quarter of 2012 were $2.7 million, compared to $8.2 million in the second quarter of 2012 and $8.0 million in the third quarter of 2011. The provision for loan losses decreased to $2.3 million this quarter compared to $7.0 million in the second quarter of 2012 and increased from $1.5 million in the third quarter of 2011. The allowance for loan losses (ALL) remains relatively unchanged from the prior quarter at $46.3 million or 1.41% compared to $46.7 million or 1.46% at June 30, 2012 and $51.5 million or 1.64% at September 30, 2011.

Noninterest Income and Expense

Security gains of $2.2 million were recognized in the third quarter of 2012 compared to nominal gains in both the second quarter of 2012 and third quarter of 2011. The gains were the result of a sale of one equity position in a financial institution after a recent merger announcement. Year-to-date gains were $3.0 million including a gain in the first quarter of $0.8 million related to another sale of an equity position in a recently acquired financial institution.

Noninterest income was little changed from the prior quarter at $12.6 million compared to $12.5 million in the second quarter of 2012 and up from $10.4 million in the third quarter of 2011. The increased fee income from the third quarter of 2011 is due to strong performance in our mortgage banking and wealth management businesses. Noninterest expense increased $1.7 million to $31.0 million from prior quarter of $29.3 million. Approximately $0.6 million of the increase related to one-time merger related expenses, including $0.4 million for legal and consulting fees and $0.2 million for change in control, severance and other employee costs. Operating expenses increased by $0.5 million during the quarter due to the addition of two Gateway branches. The reserve for unfunded commitments increased by $0.4 million from the second quarter of 2012, primarily due to an increase in construction commitments.

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S&T Earnings Release – 4

S&T Bancorp, Inc. Announces Third Quarter Earnings (continued)

Financial Condition

Assets increased to $4.4 billion at September 30, 2012 compared to $4.3 billion at June 30, 2012 and $4.1 billion at September 30, 2011. The increase is a result of the Mainline and Gateway acquisitions which added $368 million in total assets.

S&T’s capital ratios improved from the prior quarter but are down from the year ago quarter due to the redemption of preferred stock from the U.S. Department of Treasury’s Capital Purchase Program in the fourth quarter of 2011. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies with a tier 1 leverage capital ratio of 9.27%, tier 1 risk-based capital ratio of 12.01% and total risk-based capital ratio of 15.45%.

Conference Call

S&T Bancorp, Inc. will host its third quarter 2012 earnings conference call live over the Internet at 1:00 p.m. ET on Tuesday, October 23, 2012. To access the webcast, go to S&T Bancorp’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “3rd Quarter 2012 Conference Call” and follow the instructions.

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties. With assets of $4.4 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA. For more information, visit www.stbancorp.com.

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S&T Earnings Release – 5

S&T Bancorp, Inc. Announces Third Quarter Earnings (continued)

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Earnings Release – 6

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands, except per share data)

	2012	2012	2011
	Third Quarter	Second Quarter	Third Quarter

Income Statements
Interest Income	$38,820	$39,370	$40,845
Interest Expense	5,025	5,551	6,976

Net Interest Income	33,795	33,819	33,869
Taxable Equivalent Adjustment	1,119	1,129	1,002

Net Interest Income (FTE) (2)	34,914	34,948	34,871

Provision for Loan Losses	2,305	7,023	1,535

Net Interest Income After Provision (FTE)	32,609	27,925	33,336

Security Gains (Losses), Net	2,170	6	(81)

Wealth Management	2,397	2,577	1,965
Service Charges and Fees	2,567	2,432	2,683
Insurance	2,402	2,111	2,192
Other	5,210	5,405	3,584

Total Noninterest Income	12,576	12,525	10,424

Salaries and Employee Benefits	14,819	14,641	11,741
Occupancy and Equipment Expense, Net	3,392	3,041	2,916
Data Processing Expense	2,012	2,195	1,743
FDIC Expense	838	719	749
Other	9,957	8,748	7,044

Total Noninterest Expense	31,018	29,344	24,193

Income Before Taxes	16,337	11,112	19,486
Taxable Equivalent Adjustment	1,119	1,129	1,002
Applicable Income Taxes	2,623	1,383	4,681

Net Income	12,595	8,600	13,803
Preferred Stock Dividends and Discount Amortization	—	—	1,559

Net Income Available to Common Shareholders	$12,595	$8,600	$12,244

Per Common Share Data:

Shares Outstanding at End of Period	29,733,592	28,935,689	28,106,451
Average Shares Outstanding - Diluted	29,277,232	28,810,754	28,025,419
Diluted Earnings Per Common Share *	$0.43	$0.30	$0.44
Dividends Declared	$0.15	$0.15	$0.15
Common Book Value	$17.97	$17.65	$17.68
Tangible Common Book Value (1)	$11.86	$11.52	$11.58
Market Value	$17.61	$18.47	$16.16

*	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.

S&T Earnings Release – 7

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands, except per share data)

	For the Nine Months Ended September 30,
	2012	2011

Income Statements
Interest Income	$117,330	$124,820
Interest Expense	16,395	21,541

Net Interest Income	100,935	103,279
Taxable Equivalent Adjustment	3,378	3,054

Net Interest Income (FTE) (3)	104,313	106,333

Provision for Loan Losses	18,600	13,272

Net Interest Income After Provision (FTE)	85,713	93,061

Security Gains (Losses), Net	3,016	(124)

Wealth Management	7,393	6,159
Service Charges and Fees	7,407	7,356
Insurance	6,725	6,505
Other	15,806	12,587

Total Noninterest Income	37,331	32,607

Salaries and Employee Benefits	45,933	37,632
Occupancy and Equipment Expense, Net	9,455	9,053
Data Processing Expense	7,448	4,928
FDIC Expense	2,164	2,892
Other	28,146	22,731

Total Noninterest Expense	93,146	77,236

Income Before Taxes	32,914	48,308
Taxable Equivalent Adjustment	3,378	3,054
Applicable Income Taxes	4,861	10,246

Net Income	24,675	35,008
Preferred Stock Dividends and Discount Amortization	—	4,672

Net Income Available to Common Shareholders	$24,675	$30,336

Per Common Share Data:

Average Shares Outstanding - Diluted	28,774,196	27,971,837
Diluted Earnings Per Common Share*	$0.85	$1.08
Dividends Declared	$0.45	$0.45

*	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.

S&T Earnings Release – 8

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012		2012		2011
	Third Quarter		Second Quarter		Third Quarter

Net Interest Margin (FTE) (QTD Averages)(2)
Assets
Loans	$3,226,219	4.52%	$3,203,349	4.67%	$3,171,379	4.85%
Interest-bearing Deposits with Banks	329,985	0.28%	330,647	0.22%	150,833	0.21%
Securities	404,881	2.89%	387,305	3.15%	359,742	3.31%

Total Interest-earning Assets	3,961,085	4.00%	3,921,301	4.14%	3,681,954	4.51%
Noninterest-earning Assets	411,528		404,124		376,077

Total Assets	$4,372,613		$4,325,425		$4,058,031

Liabilities and Shareholders’ Equity
NOW/Money Market/Savings	$1,567,005	0.21%	$1,489,524	0.22%	$1,287,489	0.14%
Certificates of Deposit	1,079,894	1.15%	1,146,931	1.28%	1,159,557	1.81%
Borrowed Funds < 1 Year	94,789	0.23%	121,507	0.22%	41,257	0.12%
Borrowed Funds > 1 Year	125,511	3.20%	125,153	3.23%	123,103	3.93%

Total Interest-bearing Liabilities	2,867,199	0.70%	2,883,115	0.77%	2,611,406	1.06%

Noninterest-bearing Liabilities
Demand Deposits	903,949		864,437		799,247
Shareholders’ Equity/Other	601,465		577,873		647,378

Total Noninterest-bearing Liabilities	1,505,414		1,442,310		1,446,625

Total Liabilities and Shareholders’ Equity	$4,372,613		$4,325,425		$4,058,031

Net Interest Margin		3.50%		3.57%		3.76%

	For the Nine Months Ended September 30,
	2012		2011

Net Interest Margin (FTE) (YTD Averages)(3)
Assets
Loans	$3,188,500	4.64%	$3,247,433	4.89%
Interest-bearing Deposits with Banks	297,410	0.24%	101,469	0.22%
Securities	391,295	3.10%	350,355	3.41%

Total Interest-earning Assets	3,877,205	4.15%	3,699,257	4.62%
Noninterest-earning Assets	403,034		374,278

Total Assets	$4,280,239		$4,073,535

Liabilities and Shareholders’ Equity
NOW/Money Market/Savings	$1,486,421	0.20%	$1,283,571	0.16%
Certificates of Deposit	1,119,692	1.30%	1,197,426	1.81%
Borrowed Funds < 1 Year	109,692	0.22%	42,430	0.14%
Borrowed Funds > 1 Year	124,297	3.25%	122,139	4.09%

Total Interest-bearing Liabilities	2,840,102	0.77%	2,645,566	1.09%

Noninterest-bearing Liabilities
Demand Deposits	859,446		790,459
Shareholders’ Equity/Other	580,691		637,510

Total Noninterest-bearing Liabilities	1,440,137		1,427,969

Total Liabilities and Shareholders’ Equity	$4,280,239		$4,073,535

Net Interest Margin		3.58%		3.84%

S&T Earnings Release – 9

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012		2012		2011
	Third Quarter		Second Quarter		Third Quarter
Balance Sheets (Period-End)
Assets
Cash	$62,457		$60,057		$58,508
Interest-bearing Deposits with Banks	284,619		343,187		203,898
Securities	432,057		387,110		359,298
Loans, Net	3,236,066		3,151,033		3,084,609
Other Assets	407,059		406,005		385,657

Total Assets	$4,422,258		$4,347,392		$4,091,970

Liabilities and Shareholders’ Equity
Noninterest-bearing Demand Deposits	$928,000		$887,442		$817,518
Interest-bearing Deposits	2,666,406		2,630,531		2,453,913
Short-term Borrowings	80,268		121,740		42,409
Long-term Debt	125,281		125,837		122,938
Other Liabilities	88,061		71,266		51,518
Shareholders’ Equity	534,242		510,576		603,674

Total Liabilities and Shareholders’ Equity	$4,422,258		$4,347,392		$4,091,970

	2012		2012		2011
	Third Quarter		Second Quarter		Third Quarter
Loans (Period-End)
Consumer
Home Equity	$447,123		$434,329		$423,166
Residential Mortgage	409,967		398,412		350,619
Installment & Other Consumer	75,157		78,768		68,049
Construction	2,098		2,208		3,111

Total Consumer Loans	934,345		913,717		844,945

Commercial
Commercial Real Estate	1,438,526		1,401,751		1,414,398
Commercial & Industrial	748,569		717,107		681,866
Construction	157,717		162,872		190,974

Total Commercial Loans	2,344,812		2,281,730		2,287,238

Total Portfolio Loans	3,279,157		3,195,447		3,132,183
Loans Held for Sale	3,188		2,275		3,959

Total Loans	$3,282,345		$3,197,722		$3,136,142

Nonperforming Loans (NPL)

		% NPL		% NPL		% NPL
Consumer
Home Equity	$3,994	0.89%	$3,397	0.78%	$3,095	0.73%
Residential Mortgage	7,584	1.85%	8,964	2.25%	6,719	1.92%
Installment & Other Consumer	49	0.07%	41	0.05%	15	0.02%
Construction	399	19.02%	399	18.07%	181	5.82%

Total Consumer Loans	12,026	1.29%	$12,801	1.40%	10,010	1.18%

Commercial
Commercial Real Estate	32,828	2.28%	35,916	2.56%	34,524	2.44%
Commercial & Industrial	6,851	0.92%	6,750	0.94%	6,002	0.88%
Construction	14,411	9.14%	13,646	8.38%	8,703	4.56%

Total Commercial Loans	54,090	2.31%	56,312	2.47%	49,229	2.15%

Total Nonperforming Loans	$66,116	2.02%	$69,113	2.16%	$59,239	1.89%

S&T Earnings Release – 10

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012		2012		2011
	Third Quarter		Second Quarter		Third Quarter
Construction and Commercial Real Estate (CRE) PA vs. Out-of-State
Pennsylvania	$1,312,646		$1,271,669		$1,295,367
Out-of-State	283,597		292,954		310,005

Total Construction and CRE PA vs. Out-of-State	$1,596,243		$1,564,623		$1,605,372

		% NPL		% NPL		% NPL
Construction and CRE - NPL PA vs. Out-of-State
Pennsylvania	$41,009	3.12%	$42,732	3.36%	$38,864	3.00%
Out-of-State	6,230	2.20%	6,830	2.33%	4,363	1.41%

Total Construction and CRE - NPL PA vs. Out-of-State	$47,239	2.96%	$49,562	3.17%	$43,227	2.69%

	2012		2012		2011
	Third Quarter		Second Quarter		Third Quarter
Construction and CRE by Type
Retail/Strip Malls	$275,566		$287,640		$286,424
Offices	199,286		203,509		216,815
Hotels	193,460		198,075		186,342
Residential Rental Properties	171,891		170,828		198,422
Manufacturing/Industrial/Warehouse	99,315		107,890		99,382
Healthcare/Education	99,018		104,798		107,871
Flex/Mixed Use	96,403		90,870		95,578
Real Estate/Land Development - Commercial	129,738		101,665		98,196
Recreational	39,267		41,545		43,770
Restaurant	30,173		31,036		35,259
Real Estate Development - Residential	29,142		46,595		73,145
Convenience Stores	28,451		29,343		28,250
Miscellaneous *	204,533		150,829		135,918

Total Construction and CRE by Type	$1,596,243		$1,564,623		$1,605,372

	2012		2012		2011
	Third Quarter		Second Quarter		Third Quarter
		% NPL		% NPL		% NPL
Construction and CRE - NPL by Type
Retail/Strip Malls	$7,617	2.76%	$8,139	2.83%	$2,371	0.83%
Offices	4,529	2.27%	4,161	2.04%	5,124	2.36%
Hotels	0	0.00%	700	0.35%	1,100	0.59%
Residential Rental Properties	3,488	2.03%	3,423	2.00%	3,381	1.70%
Manufacturing/Industrial/Warehouse	4,227	4.26%	4,306	3.99%	5,183	5.22%
Healthcare/Education	581	0.59%	589	0.56%	—	—
Flex/Mixed Use	51	0.05%	58	0.06%	—	—
Real Estate/Land Development - Commercial	7,879	6.07%	6,558	6.45%	1,660	1.69%
Recreational	7,956	20.26%	10,130	24.38%	9,463	21.62%
Restaurant	1,583	5.25%	1,843	5.94%	4,153	11.78%
Real Estate Development - Residential	6,532	22.41%	7,088	15.21%	8,352	11.42%
Convenience Stores	73	0.26%	74	0.25%	—	—
Miscellaneous	2,723	1.33%	2,493	1.65%	2,440	1.80%

Total Construction and CRE - NPL by Type	$47,239	2.96%	$49,562	3.17%	$43,227	2.69%

*	Included in the miscellaneous category of Construction and CRE by type are loans from the recent acquisition of Gateway Bank on August 9, 2012 of $52.7 million Detail by type was not available.

S&T Earnings Release – 11

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012	2012	2011
	Third Quarter	Second Quarter	Third Quarter
Commercial Credit Exposure
Pass
Commercial Real Estate	$1,251,422	$1,240,989	$1,201,955
Commercial & Industrial	674,819	633,783	601,552
Construction	105,684	115,801	148,084

Total Pass	$2,031,925	$1,990,573	$1,951,591

Special Mention
Commercial Real Estate	$92,544	$59,286	$89,164
Commercial & Industrial	32,952	29,927	19,450
Construction	23,043	14,610	10,432

Total Special Mention	$148,539	$103,823	$119,046

Substandard
Commercial Real Estate	$94,560	$101,476	$123,279
Commercial & Industrial	40,798	53,397	60,864
Construction	28,990	32,461	32,458

Total Substandard	$164,348	$187,334	$216,601

S&T Earnings Release – 12

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012	2012	2011
	Third Quarter	Second Quarter	Third Quarter
Asset Quality Data
Nonperforming Loans	$66,116	$69,113	$59,239
Assets Acquired through Foreclosure or Repossession	1,468	2,920	5,992
Nonperforming Assets	67,584	72,033	65,231
Troubled Debt Restructurings (Nonaccrual)	23,414	25,246	22,124
Troubled Debt Restructurings (Accruing)	37,110	37,540	21,460
Total Troubled Debt Restructurings	60,524	62,786	43,584
Allowance for Loan Losses	46,279	46,689	51,533
Nonperforming Loans / Loans	2.01%	2.16%	1.89%
Nonperforming Assets / Loans plus OREO	2.06%	2.25%	2.08%
Allowance for Loan Losses / Loans	1.41%	1.46%	1.64%
Allowance for Loan Losses / Nonperforming Loans	70%	68%	87%
Net Loan Charge-offs (Recoveries)	2,714	8,162	8,006
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans	0.33%	1.02%	1.00%

Profitability Ratios (Annualized)
Common Return on Average Assets	1.15%	0.80%	1.20%
Common Return on Average Tangible Assets (4)	1.19%	0.83%	1.25%
Common Return on Average Equity	9.56%	6.80%	8.12%
Common Return on Average Tangible Common Equity (5)	14.52%	10.44%	15.20%
Efficiency Ratio (FTE) (6)	65.31%	61.81%	53.41%

Capitalization Ratios
Dividends Paid to Net Income	34.47%	50.43%	34.40%
Common Equity / Assets	12.08%	11.74%	12.14%
Tier 1 Leverage Ratio	9.27%	8.94%	11.80%
Risk-based Capital - Tier 1	12.01%	11.82%	14.95%
Risk-based Capital - Total	15.45%	15.33%	18.51%
Tangible Common Equity / Tangible Assets (7)	8.32%	7.99%	8.30%

		For the Nine Months Ended September 30,
		2012	2011
Asset Quality Data
Net Loan Charge-offs (Recoveries)		21,162	13,126
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans		0.89%	0.54%

Profitability Ratios (Annualized)
Common Return on Average Assets		0.77%	1.00%
Common Return on Average Tangible Common Assets (8)		0.80%	1.04%
Common Return on Average Shareholders’ Equity		6.46%	6.90%
Common Return on Average Tangible Common Equity (9)		9.88%	13.10%
Efficiency Ratio (FTE) (6)		65.76%	55.59%

Capitalization Ratios
Dividends Paid to Net Income		52.27%	41.58%

S&T Earnings Release – 13

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

		2012	2012	2011
		Third Quarter	Second Quarter	Third Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1)	Tangible Common Book Value
	Common Book Value (GAAP Basis)	$17.97	$17.65	$17.68
	Effect of Excluding Intangible Assets	(6.11)	(6.13)	(6.10)

	Tangible Common Book Value	$11.86	$11.52	$11.58

(2)	Interest Income on a Fully Taxable Equivalent Basis
	Interest Income (GAAP Basis)	$38,820	$39,370	$40,845
	Taxable Equivalent Adjustment to Interest Income	1,119	1,129	1,002

	Interest Income on a Fully Taxable Equivalent Basis	39,939	40,499	41,847
	Interest Expense (GAAP Basis)	5,025	5,551	6,976

	Net Interest Income on a Fully Taxable Equivalent Basis	$34,914	$34,948	$34,871

(4)	Common Return on Average Tangible Assets
	Common Return on Average Assets (GAAP Basis)	1.15%	0.80%	1.20%
	Effect of Excluding Intangible Assets	0.04%	0.03%	0.05%

	Common Return on Average Tangible Assets	1.19%	0.83%	1.25%

(5)	Common Return on Average Tangible Common Equity
	Common Return on Average Common Equity (GAAP Basis)	9.56%	6.80%	8.12%
	Effect of Excluding Intangible Assets	4.96%	3.64%	3.80%
	Effect of Excluding Preferred Stock	—	—	3.28%

	Common Return on Average Tangible Common Equity	14.52%	10.44%	15.20%

(6)	Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

(7)	Tangible Common Equity / Tangible Assets
	Common Equity / Assets (GAAP Basis)	12.08%	11.74%	12.14%
	Effect of Excluding Intangible Assets	-3.76%	-3.75%	-3.84%

	Tangible Common Equity / Tangible Assets	8.32%	7.99%	8.30%

			For the Nine Months Ended September 30,
			2012	2011
(3)	Interest Income on a Fully Taxable Equivalent Basis
	Interest Income (GAAP Basis)		$117,330	$124,820
	Taxable Equivalent Adjustment to Interest Income		3,378	3,054

	Interest Income on a Fully Taxable Equivalent Basis		120,708	127,874
	Interest Expense (GAAP Basis)		16,395	21,541

	Net Interest Income on a Fully Taxable Equivalent Basis		$104,313	$106,333

(8)	Common Return on Average Tangible Common Assets
	Common Return on Average Assets (GAAP Basis)		0.77%	1.00%
	Effect of Excluding Intangible Assets		0.03%	0.04%

	Common Return on Average Tangible Common Assets		0.80%	1.04%

(9)	Common Return on Average Tangible Common Equity
	Common Return on Average Shareholders’ Equity (GAAP Basis)		6.46%	6.90%
	Effect of Excluding Intangible Assets		3.42%	3.35%
	Effect of Excluding Preferred Stock		—	2.85%

	Common Return on Average Tangible Common Equity		9.88%	13.10%